                                                                    EXHIBIT 10.8

                                LICENSE AGREEMENT

                                       FOR

                             NANOCRYSTAL TECHNOLOGY

                                    BETWEEN

                                 NANOSYS, INC.

                                       AND

                  THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

                                   THROUGH THE

                             ERNEST ORLANDO LAWRENCE
                          BERKELEY NATIONAL LABORATORY

                                TABLE OF CONTENTS

1.    Background.............................................................        1
2.    Definitions............................................................        1
3.    License Grant..........................................................        3
4.    License Issue Fee......................................................        4
5.    Milestone Fee..........................................................        4
6.    Royalties and Payments.................................................        4
7.    Performance Requirements...............................................        6
8.    Progress and Royalty Reports...........................................        7
9.    Books and Records......................................................        8
10.   Life of the Agreement..................................................        8
11.   Termination by Berkeley Lab............................................        9
12.   Termination by Licensee................................................        9
13.   Disposition of Licensed Products upon Termination......................        9
14.   Use Of Names and Nondisclosure of Agreement............................        9
15.   Limited Warranty.......................................................       10
16.   Patenting and foreign rights...........................................       11
17.   Patent Infringement....................................................       12
18.   Waiver.................................................................       12
19.   Assignment.............................................................       13
20.   Indemnification........................................................       13
21.   Late Payments..........................................................       14
22.   Notices................................................................       14
23.   U.S. Manufacture.......................................................       15
24.   Patent Marking.........................................................       15
25.   Government Approval or Registration....................................       15
26.   Export Control Laws....................................................       15
27.   Force Majeure..........................................................       15
28.   Miscellaneous..........................................................       15

Exhibit 1 Licensed (Exclusive) Patents.......................................       17
Exhibit 2 Licensed (FOU Exclusive) Patents...................................       18

                              LICENSE AGREEMENT FOR
                             NANOCRYSTAL TECHNOLOGY

This license agreement (the "Agreement") is entered into by The Regents of the University of California, Department of Energy contract-operators of the Ernest Orlando Lawrence Berkeley National Laboratory, 1 Cyclotron Road, Berkeley, CA 94720, ("Berkeley Lab"), and Nanosys, Inc., a Delaware corporation ("Licensee") having its principal place of business at 2625 Hanover St., Palo Alto, CA 94304.

                                  1. BACKGROUND

1.1. Certain inventions, generally characterized as nanocrystals and related technology and covered by the Berkeley Lab cases listed herein, (the "Invention"), were made in the course of research at Berkeley Lab by Dr. Paul Alivisatos and colleagues under Berkeley Lab's contract with the United States Department of Energy ("DOE").

1.2. As DOE sponsored development of the Invention, this Agreement and the resulting license are subject to overriding obligations to the federal government pursuant to the provisions of the applicable law or regulations.

1.3. Berkeley Lab wants the Invention developed and used to the fullest extent so that the general public enjoys the benefits of the government-sponsored research.

1.4. Licensee wants to obtain certain rights from Berkeley Lab for the commercial development, manufacture, use, and sale of the Invention.

1.5. Licensee is a "small business concern" as defined at Section 2 of Public Law 85-536 (15 U.S.C. 632).

Therefore the parties agree as follows:

                                 2. DEFINITIONS

2.1.     "Effective Date" means November 9, 2002.

2.2.     "Field of Use" [*** Redacted]

2.3. "Highly Inflationary Currency" means the currency of any economy with a cumulative inflation rate of 100% or more over the most recent three calendar years, as measured by consumer price indices published by the International Monetary Fund (International Financial Statistics), Washington, D.C.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.



                                    1 of 19
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2.4.     "Licensed (Exclusive) Patents" means Berkeley Lab's interest in any subject matter claimed in or covered by any of the patents or patent applications listed in Exhibit 1.

2.5. "Licensed (FOU Exclusive) Patents" means Berkeley Lab's interest in any subject matter claimed in or covered by any of the patents or patent applications listed in Exhibit 2.

2.6. "Licensed Patents" means Berkeley Lab's interest in any subject matter claimed in or covered by any of the patents or patent applications listed in Exhibits 1 or Exhibit 2, and any additional corresponding foreign patent application or patent for which Licensee has met the requirements of paragraph 16.4; any division, reexamination, continuation, continuation-in-part (excluding new matter contained and claimed in that continuation-in-part), or other application that is a successor to any of the foregoing applications; any patents issuing on any of the foregoing; and all renewals, reissues and extensions thereof.

2.7. "Licensed Product" means any product, service or process that employs or is produced by the practice of any invention claimed in any of Licensed Patents or whose manufacture, use, practice, sale, offer for sale, or importation would constitute, but for the license Berkeley Lab grants to Licensee under this Agreement, an infringement of any Valid Claim in Licensed Patents.

2.8.     "Selling Price" [*** Redacted]

2.9. "Sublicensing Income" means amounts received by Licensee from a non-affiliate third party in consideration for the right to make, use, offer for sale, sell, or import Licensed Products, including without limitation amounts received by way of license issue fees, milestone payments, minimum annual royalties and royalties on the sale or distribution of such Licensed Products. Notwithstanding the foregoing, Sublicensing Income shall not include the following:

         2.9.1.   [*** Redacted]

         2.9.2.   [*** Redacted]

         2.9.3.   [*** Redacted]

         2.9.4.   [*** Redacted]


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                    2 of 19

2.10. "Valid Claim" means a claim within (a) an issued, unexpired patent that Berkeley Lab has not disclaimed or otherwise admitted to the relevant patent office or court to be invalid or otherwise unenforceable, and has not been held invalid by a court of competent jurisdiction from which no appeal has been or can be taken or (b) a patent application that has not been pending more than 5 years, provided that Berkeley Lab is pursuing such claim in a good faith belief in its patentability and enforceability upon issuance of a patent containing such claim.

                                3. LICENSE GRANT

3.1. Subject to the limitations set forth in this Agreement, Berkeley Lab grants to Licensee nontransferable, royalty-bearing licenses, under Licensed Patents to make, have made, use, offer for sale, sell, and import Licensed Products as follows:

         3.1.1.   limited exclusive for Licensed (Exclusive) Patents; and

         3.1.2. limited exclusive and solely within the Field of Use for Licensed (FOU Exclusive) Patents.

3.2. Any license under this Agreement is subject to the following: (a) DOE's royalty-free license for federal government purposes only, and (b) DOE's option to grant licenses either if reasonable steps to commercialize the Invention are not carried out or in order to meet federal regulations.

3.3. Berkeley Lab also grants to Licensee the right to issue, royalty-bearing sublicenses only in the Field of Use to make, have made, use, offer for sale, sell, and import Licensed Products, so long as Licensee has current exclusive rights in the Field of Use for all Licensed Patents covered by the sublicense.

3.4. Any sublicense Licensee grants must be consistent with all the rights and obligations due Berkeley Lab and the United States Government under this Agreement, including, without limitation, the license back to the United States Government.

3.5. Licensee shall provide Berkeley Lab with a copy of each sublicense issued under this Agreement; collect payment of all royalties and payments due Berkeley Lab from sublicenses; and summarize and deliver all reports due Berkeley Lab from sublicenses under Article 8 (PROGRESS AND ROYALTY REPORTS). Sublicenses provided to Berkeley Lab under this section may be provided in redacted form, provided that such redacted sublicenses contain all terms necessary for Berkeley Lab to determine Licensee's compliance with the obligations of this Agreement; and provided further that upon request, Berkeley Lab's representatives can review the sublicenses in their entirety at Licensee's facility.

3.6. If this Agreement terminates for any reason, Licensee will assign to Berkeley Lab, and Berkeley Lab will honor any sublicenses granted hereunder, to the extent that Berkeley Lab's duties under such sublicenses are no greater than those arising under this Agreement.

3.7. Berkeley Lab expressly reserves the right to use the Invention and associated technology for educational and research purposes.

                                    3 of 19

                              4. LICENSE ISSUE FEE

4.1. Licensee shall pay Berkeley Lab a license issue fee of [*** Redacted]. This license issue fee accrues on the Effective Date, and Licensee shall pay [*** Redacted] of this fee within 30 days of the Effective Date and [*** Redacted] within twelve months of the Effective Date.

4.2.     This fee is [*** Redacted] and is [*** Redacted].

                              5. MILESTONE FEE

5.1. Following an initial public offering or series of public offerings of Licensee securities which raises in the aggregate at least $5 million or sale of all or substantially all of the assets or equity of Licensee in a transaction(s) worth at least $5 million ("Offering"), Licensee shall pay to Berkeley Lab the equivalent of the price at the Offering of 60,000 shares of Licensee's common stock. Such payments shall be made in installments with one-third payable 9 months from the Offering, one-third payable 18 months from the Offering and one-third payable 26 months from the Offering. Such payments shall include interest from the date of the Offering to the date such payment is made. Interest shall be compounded on the date such payment is made, and shall be charged at the prime lending rate as published in the Wall Street Journal on the date such payment is made. Licensee shall adjust the 60,000 shares to take into account any stock splits or reverse stock splits since the Effective Date.

                              6. ROYALTIES AND PAYMENTS

6.1.     Licensee shall pay to Berkeley Lab an earned royalty of [*** Redacted]
             % of the Selling Price of each Licensed Product. In no event shall more than one royalty apply to the sale of any given Licensed Product, regardless of the number of Licensed Patents embodied therein.

6.2.     [*** Redacted]

6.3.     [*** Redacted]

6.4. If Licensee obtains a license from a third party(s) to a patent that must otherwise be infringed by Licensee in order to make the Licensed Products (" Third Party Patent") then Licensee may reduce the
         [*** Redacted] royalty rate specified in paragraph 6.1 by an amount equal to [*** Redacted] of the royalty Licensee pays the licensor of such Third Party Patent, provided, however, in no case shall the royalty rate paid to Berkeley Lab for Licensed Products be less than [*** Redacted].


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                    4 of 19

6.5. For each sublicense, Licensee shall pay Berkeley Lab [*** Redacted]% of Sublicensing Income. If Sublicensing Income arises under an agreement in which both a Licensed Patent and one or more other patent, patent application or copyrighted software program are licensed to a third party by the Licensee, then the Licensee shall in good faith allocate its total compensation under such agreement to either the Licensed Patents or the other patent, patent application or copyrighted software, and such portion allocated to the Licensed Patent(s) shall constitute the Sublicensing Income; provided, however, that Licensee shall (i) promptly notify Berkeley Lab of any such agreement for which it intends to apportion the income; (ii) provide Berkeley Lab with a copy of that agreement (if it has not already done so pursuant to paragraph 3.5) together with a written report explaining its apportionment for the Sublicensing Income; (iii) consider and respond in good faith to Berkeley Lab's comments on the apportionment; and (iv) pay Berkeley Lab no less than [*** Redacted]% of the total amounts received by Licensee from the third party in consideration for a sublicense for Licensed Patents.

6.6. Licensee shall pay to Berkeley Lab by [*** Redacted] of each year the difference between the earned royalties for that calendar year Licensee has already paid to Berkeley Lab and the minimum annual royalty set forth in the following schedule. Berkeley Lab shall credit that minimum annual royalty paid against the earned royalty due and owing for the calendar year in which Licensee made the minimum payment.

Calendar Year                      Minimum Annual Royalty
-------------                      ----------------------
2002                                      $ [*** Redacted]
2003                                      $ [*** Redacted]
2004                                      $ [*** Redacted]
2005                                      $ [*** Redacted]
2006                                      $ [*** Redacted]
2007                                      $ [*** Redacted]
2008                                      $ [*** Redacted]
2009 and each year thereafter             $ [*** Redacted]

6.7. Licensee shall send payment for royalties accruing to Berkeley Lab [*** Redacted] together with its royalty report under paragraph 8.3.

6.8. Licensee shall make checks payable to "The Regents of the University of California (Berkeley Lab/L-02-1364)." Licensee shall pay Berkeley Lab only in United States dollars. If a Licensed Product is sold for currency other than United States dollars (not including Highly Inflationary Currency), Licensee shall first determine the earned royalties in the foreign currency of the country in which the Licensed Product was sold and then convert them into equivalent United States dollars at the closing exchange rate published by The Wall Street Journal on the last business day of the reporting period. If a Licensed Product is sold for a Highly Inflationary Currency, Licensee shall convert the sales subject to royalties into equivalent United States funds using the closing exchange rates in effect on the date of invoicing (or if no invoicing, of delivery) as published by The Wall Street Journal. Licensee shall quote the exchange rate in the Continental method (local currency per U.S. dollar).

6.9. Licensee may not reduce royalties payable by any taxes, fees, other charges imposed on the remittance of royalty income. Licensee is also responsible for all bank transfer charges.

6.10. If Licensee cannot promptly remit any royalties for sales in any country where a Licensed Product is sold because of legal restrictions, upon notice to Berkeley Lab, Licensee may deposit in United States funds royalties due Berkeley Lab to Berkely Lab's account in a bank or other depository in that country. If Licensee is not permitted to deposit those payments

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


                                    5 of 19
         in U.S. funds under the laws of that country, Licensee may deposit those payments in the local currency to Berkeley Lab's account in a bank or other depository in that country.

6.11. If a court of competent jurisdiction and last resort holds invalid any patent or any of the patent claims within Licensed Patent in a final decision from which no appeal has or can be taken, Licensee's obligation to pay royalties based on that patent or claim will cease as of the date of that final decision. Licensee, however, shall pay any royalties that accrued before that decision or that are based on another patent or claim not involved in that decision.

6.12. Licensee has no duty to pay Berkeley Lab royalties under this Agreement on a Licensed Product Licensee sells to the United States Government including any United States Government agency. Licensee shall reduce the amount charged for a Licensed Product sold to the United States Government by an amount equal to the royalty otherwise due Berkeley Lab.

                          7. PERFORMANCE REQUIREMENTS

7.1. Licensee shall diligently proceed with the development, manufacture and sale of Licensed Products and shall diligently endeavor to market them within a reasonable time after the Effective Date in quantities sufficient to meet the market demand.

7.2. Licensee shall make best efforts to obtain all necessary governmental approvals for the manufacture, use and sale of Licensed Products.

7.3. Licensee is entitled to exercise prudent and reasonable business judgment in meeting its performance requirements under this Agreement.

7.4. If Licensee is unable to perform any of the following, then Berkeley Lab may either terminate this Agreement or reduce a limited exclusive license to a nonexclusive license.

         7.4.1. by [*** Redacted] from the Effective Date, develop a process for the [*** Redacted] of [*** Redacted] and/or [*** Redacted] for prototype development; such [*** Redacted] must be at research quantities sufficient for prototype development of the Licensed Product(s) specified in the Licensee's progress reports submitted pursuant to paragraph 8.1, with [*** Redacted], yielding material with [*** Redacted] and [*** Redacted] of [*** Redacted];

         7.4.2. by [*** Redacted] from the Effective Date, develop application specific [*** Redacted] procedures for these materials, including [*** Redacted] with [*** Redacted], [*** Redacted], and [*** Redacted] and [*** Redacted];

         7.4.3.   by [*** Redacted] from the Effective Date, develop
                  [*** Redacted], which includes at least [*** Redacted], or equivalent, e.g., [*** Redacted], [*** Redacted] etc., of [*** Redacted] containing [*** Redacted] and/or [*** Redacted] with [*** Redacted] and [*** Redacted] and [*** Redacted];

         7.4.4. by [*** Redacted] from the Effective Date, perform and deliver to Berkeley Lab a market assessment of major benefits of Licensed Product materials versus existing commercial approaches;

         7.4.5. by [*** Redacted] from the Effective Date, develop a [*** Redacted] for either [*** Redacted] or [*** Redacted] of amounts of [*** Redacted] and/or [*** Redacted] that are consistent with the Licensed Products identified as initial products by the market assessment provided under paragraph 7.4.4;


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


                                    6 of 19

         7.4.6. by [*** Redacted] from the Effective Date, develop initial prototypes demonstrating [*** Redacted] functionality of [*** Redacted] and/or [*** Redacted] in Licensed Products, for example, [*** Redacted] and [*** Redacted] and related devices; for [*** Redacted], prototype devices with [*** Redacted] with [*** Redacted]; for [*** Redacted], [*** Redacted];

         7.4.7. by [*** Redacted] from the Effective Date, develop and provide to Berkeley Lab a technical and commercialization plan for applications in [*** Redacted], for example, [*** Redacted] and [*** Redacted];

         7.4.8. by [*** Redacted] from the Effective Date, enter into a letter of intent or other contract with an appropriate commercialization partner for Licensed Products;

         7.4.9. by [*** Redacted] from the Effective Date, make commercial sales of Licensed Product; or

         7.4.10. [*** Redacted], reasonably fill the market demand for Licensed Products following commencement of commercial sales

7.5. Prior to termination of this Agreement or reduction of a limited exclusive license to a nonexclusive license for failure to meet any of the performance requirements set forth in paragraphs 7.4.1-7.4.10, or as mutually agreed upon, Licensee and Berkeley Lab shall meet within [*** Redacted] of Licensee's request to discuss Licensee's past and planned efforts to meet such performance requirements. That meeting shall take place at Berkeley Lab or other mutually agreed location, and shall only be required if Licensee makes that request within [*** Redacted] of Berkeley Lab's notice of termination or reduction to nonexclusive license. To the extent that Licensee demonstrates it has made reasonable efforts to meet such performance requirements, and by mutual written consent, the parties shall amend or extend the requirements of paragraphs 7.4.1 -7.4.10 at the written request of Licensee in response to legitimate business or technical reasons.

                         8. PROGRESS AND ROYALTY REPORTS

8.1. Beginning [*** Redacted] and [*** Redacted] thereafter, Licensee shall submit to Berkley Lab a progress report covering Licensee's activities related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing. Licensee shall make these progress reports until commercial sales of the Licensed Product start.

8.2. The progress reports Licensee submits under paragraph 8.1 must include, but not be limited to, the following topics:

         8.2.1. summary of work completed related to the requirements of paragraph 7.4;

         8.2.2.   key scientific discoveries;

         8.2.3.   summary of work in progress;

         8.2.4.   current schedule of anticipated milestones; and

         8.2.5.   market plans for introduction of Licensed Products; and

         8.2.6. number of full-time equivalent employees or agents (FTEs) working on the development of Licensed Products and overall number of FTEs employed by Licensee.

8.3. Upon the earlier of [*** Redacted] after the Effective Date or after the first commercial sale of a Licensed Product anywhere in the world, Licensee shall make [*** Redacted] royalty reports to Berkeley Lab on or before [*** Redacted] of each [*** Redacted].


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                    7 of 19

         Each royalty report must cover the most recently completed
         [*** Redacted] and must show for all sales (or other transfer in accordance with paragraph 2.8):

         8.3.1. the Selling Price of each type of Licensed Product sold by Licensee;

         8.3.2.   the number of each type of Licensed Product sold;

         8.3.3. the royalties, in U.S. dollars, payable under this Agreement on those sales;

         8.3.4.   the exchange rates used in calculating the royalty due;

         8.3.5. the royalties on government sales that otherwise would have been due under paragraph 6.12; and

         8.3.5.   for each sublicense, if any:

                  (1)      the sublicensee;

                  (2)      the information set forth in paragraphs 8.3.1 to
                           8.3.5 for that sublicensee's sales or other disposition of Licensed Product.

8.4. If no sales of Licensed Products have been made during any required reporting period, Licensee shall make a statement to this effect.

                              9. BOOKS AND RECORDS

9.1. Licensee shall keep books and records accurately showing all Licensed Products manufactured, used, sold, imported or otherwise disposed of under the terms of this Agreement. Licensee shall preserve those books and records for at least [*** Redacted] years, from the date of the royalty payment to which they pertain and shall open them to inspection by representatives or agents of Berkeley Lab at reasonable times.

9.2. Berkeley Lab shall bear the fees and expenses of Berkeley Lab's representatives performing the examination of the books and records. But if the representatives discover an error in underpaying royalties to Berkeley Lab of more than [*** Redacted]% of the total royalties due for any year, then Licensee shall bear the fees and expenses of these representatives and the difference between the earned royalties and the reported royalties (which shall be subject to the provisions of Article 21 (LATE PAYMENTS)).

                            10. LIFE OF THE AGREEMENT

10.1. Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement is in force from the Effective Date and expires concurrently with the last-to-expire issued Licensed Patent.

10.2. Any termination of this Agreement shall not affect the rights and obligations set forth in the following Articles:

         Article 9         Books and Records

         Article 13        Disposition of Licensed Products on Hand upon
                           Termination

         Article 14        Use of Names and Trademarks and Confidentiality

         Article 15        Limited Warranty

         Article 20        Indemnification

         Article 26        Export Control Laws

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                     8 of 19

10.3. Termination does not affect in any manner any rights of Berkeley Lab arising under this Agreement before the termination.

                         11. TERMINATION BY BERKELEY LAB

11.1. Subject to paragraph 7.5, if Licensee violates or fails to perform any material term of this Agreement, then Berkeley Lab may give written notice of such default ("Default Notice") to Licensee. If Licensee fails to cure that default and provide Berkeley Lab with reasonable evidence of the cure within [*** Redacted] of the Default Notice, Berkeley Lab may terminate this Agreement and the licenses granted by a second written notice ("Termination Notice") to Licensee. If Berkeley Lab sends a Termination Notice to Licensee, this Agreement automatically terminates on the effective date of the Termination Notice.

                           12. TERMINATION BY LICENSEE

12.1. Licensee at any time may terminate this Agreement in whole or as to any portion of Licensed Patents by giving written notice to Berkeley Lab. Licensee's termination notice must indicate whether Licensee has any inventory of Licensed Products. Licensee's termination of this Agreement will be effective [*** Redacted] after its notice.

              13. DISPOSITION OF LICENSED PRODUCTS UPON TERMINATION

13.1. Within [*** Redacted] of termination of this Agreement for any reason, Licensee shall provide Berkeley Lab with a written inventory of all Licensed Products in process of manufacture or in stock. Licensee shall dispose of those Licensed Products within [*** Redacted] of termination. The sale of any Licensed Product within the [*** Redacted] is subject to the terms of this Agreement.

                      14. USE OF NAMES AND CONFIDENTIALITY

14.1. In accordance with California Education Code Section 92000, Licensee shall not use in advertising, publicity or other promotional activities any name, trade name, trademark, or other designation of the University of California, nor shall Licensee so use "Ernest Orlando Lawrence Berkeley National Laboratory" or "Department of Energy" (including any contraction, abbreviation, or simulation of any of the foregoing) without Berkeley Lab's prior written consent.

14.2. Neither party may disclose the terms of this Agreement to a third party without express written permission of the other party, except when required under either the California Public Records Act or other applicable law or court order. Notwithstanding the foregoing, disclosures of the terms of this Agreement are permitted as follows:

         14.2.1. as necessary for Licensee to secure financing through private markets, engage in corporate partnership discussions, or comply with applicable accounting requirements, or securities laws or regulations, Licensee may disclose the terms of this Agreement under a written confidentiality agreement with terms as protective as those of this Article 14;

         14.2.2. as necessary for Licensee to publicly disclose terms of this Agreement in conjunction with a public financing or to comply with applicable securities laws or regula-

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                    9 of 19
                  tions, after Licensee has provided Berkeley Lab with notice of such disclosure with sufficient opportunity to seek redaction of certain terms of the Agreement; and

         14.2.3. Berkeley Lab may disclose the existence of this Agreement and the extent of the grant in Article 3 (License Grant), but shall not otherwise disclose the terms of this Agreement, except to the DOE.

14.3 All information provided to Berkeley Lab by Licensee under this agreement, including but not limited to information listed in Section
         7.4 of this Agreement, e.g., sublicense agreements, technical reports, development plans, marketing evaluations and reports, and royalty reports, is deemed to be Confidential Information.

         14.3.1 Berkeley Lab will maintain the confidentiality of the Confidential Information and will not disclose the Confidential Information to any third party, and will not use the Confidential Information for any purpose other than as necessary to administer this Agreement.

         14.3.2 The obligations of Berkeley Lab with respect to Confidential Information will not apply to information disclosed under this agreement to the extent such information:

         (a) is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of Berkeley Lab;

         (b) is in Berkeley Lab's possession at the time of disclosure other than as a result of prior disclosure by Licensee or a breach of any legal obligation by Berkeley Lab or a third party;

         (c) becomes known to Berkeley Lab through disclosure by sources other than Licensee having no duty of confidentiality to Licensee, whether direct or indirect, with respect to such information and having the legal right to disclose such information;

         (d) is independently developed by Berkeley Lab without reference to or reliance upon the information as can be documented by written records; or

         (e) is required to be disclosed by Berkeley Lab to comply with applicable laws or governmental regulations, provided that the Berkeley Lab provides prior written notice of such disclosure to the Licensee and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

         14.3.3 The provisions of this Article 14 relating to confidentiality shall be in force and effect until at least [*** Redacted] following the termination of this Agreement.

                              15. LIMITED WARRANTY

15.1. Berkeley Lab warrants to Licensee that it has the lawful right to grant this license.

15.2. This license and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. BERKELEY LAB MAKES NO REPRESENTATION
         OR WARRANTY THAT LICENSED PRODUCTS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

15.3. IN NO EVENT WILL BERKELEY LAB BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION OR LICENSED PRODUCTS.

15.4.    Nothing in this Agreement may be construed as:

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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

         15.4.1. a warranty or representation by Berkeley Lab as to the validity of Licensed Patents or scope of any of Berkeley Lab's rights in Licensed Patents;

         15.4.2. a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of any patents other than Licensed Patents;

         15.4.3. an obligation to bring or prosecute actions or suits against third parties for patent infringement, except as specifically provided for in Article 17 (Patent Infringement); or

         15.4.4. a grant by implication, estoppel or otherwise of any license or rights under any patents of Berkeley Lab other than Licensed Patents, regardless of whether such patents are dominant or subordinate to Licensed Patents;

         15.4.5. an obligation to furnish any know-how not provided in Licensed Patents.

                        16. PATENTING AND FOREIGN RIGHTS

16.1. Berkeley Lab shall prepare, file, prosecute and maintain patent applications and patents relating to inventions included in the Licensed Patents using patent counsel of its choice, and shall consult and cooperate with Licensee in connection therewith. Berkeley Lab shall copy Licensee promptly on all U.S.P.T.O. and foreign patent office actions, final drafts of proposed submissions and copies of actual submissions, to the extent reasonably practicable, so that Licensee shall be informed of the continuing prosecution, and have an opportunity to review and comment on such office actions and draft submissions. Notwithstanding the foregoing, Berkeley Lab may take any action useful or necessary to obtain and preserve its patent rights in Licensed Patents. Berkeley Lab shall use all reasonable efforts to amend any patent application to include claims and/or legal arguments reasonably requested by Licensee to protect the Licensed Products Licensee contemplates selling. Licensee shall keep confidential documents from patent offices and patent related filings and associated drafts.

16.2. licensee agrees to reimburse Berkeley Lab for Berkeley Lab's out-of-pocket patent preparation, filing, prosecution and maintenance costs as follows:

         16.2.1. [*** Redacted]% of all such costs for Licensed (Exclusive) Patents; and

         16.2.2. [*** Redacted]% of all such costs for Licensed (FOU Exclusive) Patents.

16.3. Berkeley Lab shall provide Licensee with documentation of patenting costs incurred when invoicing Licensee for those costs. Licensee shall pay Berkeley Lab within [*** Redacted] of receiving the invoice. Licensee shall also pay Berkeley Lab for reimbursement of such patent costs incurred prior to the Effective Date within [*** Redacted] of invoicing; such costs are estimated to be approximately [*** Redacted]. Licensee's obligation to reimburse patent costs continues for so long as this Agreement remains in effect, provided, however, that Licensee may terminate its obligations under this Agreement with respect to any given patent application or patent upon [*** Redacted] written notice to Berkeley Lab. Berkeley Lab shall use reasonable efforts to curtail patent costs when such a notice is received from Licensee. After such notice or when this Agreement terminates, Berkeley Lab may continue prosecution and/or maintenance of those application(s) or patent(s) at its sole discretion and expense; provided, however, that Licensee will have no further license or other right to them.

16.4. Licensee may request that Berkeley Lab seek patent protection on the Licensed Patents in foreign countries if available. Berkeley Lab has no obligation to take action to file foreign patent applications unless Licensee provides written notice to Berkeley Lab at least [*** Redacted] before any applicable bar and that notice states which countries, regions or Patent

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                    11 of 19

         Cooperation Treaty filing Licensee desires. If Licensee timely provides such notice, then Berkeley Lab shall timely make such foreign filings. The absence of the required notice from Licensee to Berkeley Lab acts as an election not to secure foreign rights.

16.5. Berkeley Lab may file patent applications at its own expense in any country in which Licensee has not elected to secure patent rights. Those applications and resultant patents shall not be subject to this Agreement.

16.6. Licensee shall promptly notify Berkeley Lab of any change in its status as a small business concern and of the first sublicense granted to an entity that does not qualify as a small business concern. A "small business concern" as used in this paragraph is as defined by the U.S. Patent and Trademark Office; currently, that is a company whose number of employees, including affiliates, does not exceed 500 persons (13 C.F.R. 121.802).

                             17. PATENT INFRINGEMENT

17.1. If Licensee learns of the substantial infringement of any of Licensed Patents, Licensee shall so inform Berkeley Lab in writing and shall provide Berkeley Lab with reasonable evidence of the infringement. During the period and in a jurisdiction where Licensee has exclusive rights under this Agreement, neither party may notify a third party of the infringement of any of Licensed Patents without first obtaining written consent of the other party, which consent shall not be unreasonably denied. Both parties shall use their best efforts in cooperation with each other to terminate such infringement without litigation.

17.2. Licensee may request that Berkeley Lab take legal action against the infringement of Licensed (Exclusive) Patents or Licensed (FOU Exclusive) Patents in the Field of Use in which Licensee has current exclusive rights under this Agreement. Licensee shall make that request in writing and include reasonable evidence of the infringement and damages to Licensee. If the infringing activity has not been abated within [*** Redacted] of that request, Berkeley Lab may elect to: (a) commence suit on its own account; or (b) refuse to participate in the suit. Berkeley Lab shall give written notice of its election to Licensee by the end of the [*** Redacted] after receiving notice of the request from Licensee. Licensee may thereafter bring suit for patent infringement only if Berkeley Lab elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where Licensee has exclusive rights under this Agreement. If, however, Licensee elects to bring suit in accordance with this paragraph, Berkeley Lab may thereafter join such suit at its own expense.

17.3. Such legal action as is decided upon must be at the expense of the party on account of whom suit is brought and all consequent recoveries belong to that party. But if Berkeley Lab and Licensee jointly bring legal action and fully participate in it, the parties must jointly share both the expense and all recoveries in proportion to the share of expense each party pays.

17.4. Each party shall cooperate with the other in litigation proceedings instituted under this Agreement but at the expense of the party on account of whom suit is brought. The party bringing the suit will control that litigation, except that Berkeley Lab may elect to be represented by counsel of its choice in any suit brought by Licensee.

                                   18. WAIVER

18.1. The waiver of any breach of any term of this Agreement does not waive any other breach of that or any other term.


*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                    12 of 19

                                 19. ASSIGNMENT

19.1. This Agreement is binding upon and shall inure to the benefit of Berkeley Lab, its successors and assigns. Upon written notice to Berkeley Lab, Licensee may assign this Agreement to a Licensee wholly owned subsidiary, or in conjunction with a sale of all or substantially all of the assets of Licensee. Any other attempt by Licensee to assign this Agreement is void unless Licensee obtains the prior written consent of Berkeley Lab; Berkeley Lab shall not unreasonably withhold that consent.

                               20. INDEMNIFICATION

20.1. Licensee agrees to indemnify, hold harmless and defend Berkeley Lab and the U.S. Government and their officers, employees, and agents; the sponsors of the research that led to the Invention; and the inventors of the patents and patent applications in Licensed Patents and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense, except to the extent indemnification of Berkeley Lab is due to the gross negligence of Berkeley Lab. Licensee shall pay all costs incurred by Berkeley Lab in enforcing this indemnification, including reasonable attorney fees. The indemnity set forth herein shall apply only if Licensee shall have been given an opportunity, to the maximum extent afforded by applicable laws, rules, or regulations, to participate in and control its defense. No settlement for which Licensee would be responsible shall be made without Licensee's consent unless required by final decree of a court of competent jurisdiction.

20.2. Licensee, at its sole expense, shall insure its activities in connection with the work under this Agreement and obtain and keep in force Comprehensive or Commercial Form General Liability Insurance (contractual liability and products liability included) with limits as follows:

         20.2.1.  Each Occurrence                           $[*** Redacted]

         20.2.2.  Products/Completed Operations Aggregate   $[*** Redacted]

         20.2.3.  Personal and Advertising Injury           $[*** Redacted]

         20.2.4.  General Aggregate (commercial form only)  $[*** Redacted]

20.3. The coverages and limits referred to in this Article 20 do not in any way limit the liability of Licensee. Licensee shall furnish Berkeley Lab with certificates of insurance, including renewals, evidencing compliance with all requirements at least [*** Redacted] prior to the first commercial sale, use, practice or distribution of a Licensed Product.

         20.3.1. If such insurance is written on a claims-made form, coverage shall provide for a retroactive date of placement on or before the Effective Date.

         20.3.2. Licensee shall maintain the general liability insurance specified during: (a) the period that the Licensed
                  Product is being commercially distributed or sold by Licensee or by a sublicensee or agent of Licensee, and (b) a reasonable period thereafter, but in no event less than [*** Redacted].

20.4.    The insurance coverage of paragraph 20.2 must:

         20.4.1. Provide for [*** Redacted] advance written notice to Berkeley Lab of cancellation or of any modification.

         20.4.2. Indicate that DOE, "The Regents of the University of California" and its officers, employees, students, agents, are endorsed as additional insureds.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                    13 of 19

         20.4.3. Include a provision that the coverages are primary and do not participate with, nor are excess over, any valid and collectible insurance or program of self-insurance carried or maintained by Berkeley Lab.

                               21. LATE PAYMENTS

21.1 If Licensee does not make a payment to Berkeley Lab when due, Licensee shall pay to Berkeley Lab such reasonable administrative fees and interest as Berkeley Lab generally charges third parties on overdue accounts.

                                   22. NOTICES

22.1. Any payment, notice or other communication this Agreement requires or permits either party to give must be in writing to the appropriate address given below, or to such other address as one party designates by written notice to the other party. The parties deem payment, notice or other communication to have been properly given and to be effective
         (a) on the date of delivery if delivered in person; (b) on the fourth day after mailing if mailed by first-class mail, postage paid; (c) on the second day after delivery to an overnight courier service such as Federal Express, if sent by such a service; or (d) upon confirmed transmission by telecopier. The parties' addresses are as follows:

                  For Berkeley Lab:

                  Lawrence Berkeley National Laboratory
                  Technology Transfer Department
                  Mailstop 90-1070
                  One Cyclotron Road
                  Berkeley, California 94720
                  Attention: Licensing Manager
                  Fax:   510/486-6457
                  Telephone: 510/486-6467
                  e-mail: viwolinsky@lbl.gov

                  For Licensee:

                  Nanosys, Inc.
                  2625 Hanover St.
                  Palo Alto, Ca 94304
                  Attention: Larry Bock, CEO
                  Fax: 650/ 846-2501
                  Telephone: 650/ 846-2500
                  e-mail: lbock@nanosysinc.com

                  With a copy to:

                  Michael O' Donnell, Esq.
                  Wilson, Sonsini, Goodrich and Rosati
                  650 Page Mill Road
                  Palo Alto, CA 94304

                                    14 of 19

                              23. U.S. MANUFACTURE

23.1. Licensee shall have Licensed Products produced for sale in the United States manufactured substantially in the United States so long as Licensee has current exclusive rights in the Field of Use.

                               24. PATENT MARKING

24.1. Licensee shall mark all Licensed Products made, used or sold under this Agreement, or their containers, in accordance with the applicable patent marking laws and to the extent reasonably practicable.

                     25. GOVERNMENT APPROVAL OR REGISTRATION

25.1. If the law of any nation requires that any governmental agency either approve or register this Agreement or any associated transaction, Licensee shall assume all legal obligation to do so. Licensee shall notify Berkeley Lab if it becomes aware that this Agreement is subject to a U.S. or foreign government reporting or approval requirement. Licensee shall make all necessary filings and pay all costs, including fees, penalties, and all other costs associated with such reporting or approval process.

                             26. EXPORT CONTROL LAWS

26.1. Licensee shall observe all applicable United States and foreign laws and regulations with respect to the transfer of Licensed Products and related technical data, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

                                27. FORCE MAJEURE

27.1. If a party's performance required under this Agreement is rendered impossible or unfeasible due to any catastrophes or other major events beyond its reasonable control, including, without limitation, the following, the parties are excused from performance: war, riot, and insurrection; laws, proclamations, edicts, ordinances or regulations; strikes, lockouts or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events abate, the parties' respective obligations under this Agreement must resume.

                                28. MISCELLANEOUS

28.1. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

28.2. This Agreement is not binding upon the parties until it is signed below on behalf of each party.

28.3. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed on behalf of each party.


                                    15 of 19
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28.4.    This Agreement embodies the entire and final understanding of the parties on this subject. It supersedes any previous representations, agreements, or understandings, whether oral or written.

28.5. If a court of competent jurisdiction holds any provision of this Agreement invalid, illegal or unenforceable in any respect, this Agreement must be construed as if that invalid or illegal or unenforceable provision is severed from the Agreement, provided, however, that the parties shall negotiate in good faith substitute enforceable provisions that most nearly effect the parties' intent in entering into this Agreement.

28.6. This Agreement must be interpreted under California law, without giving effect to any choice of law rules that would result in the application of laws of any jurisdiction other than California.

Berkeley Lab and Licensee execute this Agreement in duplicate originals through their duly authorized respective officers in one or more counterparts, that taken together, are but one instrument.

THE REGENTS OF THE UNIVERSITY OF                NANOSYS, INC.
CALIFORNIA, THROUGH THE ERNEST
ORLANDO LAWRENCE BERKELEY NATIONAL
LABORATORY

By /s/ Piermaria Oddone                         By  /s/ Lawrence Bock
   ---------------------------------               -----------------------------
             (Signature)                                  (Signature)

By Piermaria Oddone                             By Lawrence Bock
                                                        (Please Print)

Title Deputy Laboratory Director                Title President

Date 10/11/02                                   Date 10/15/02

         Approved as to form

         /s/ Glenn R. Woods
         ---------------------------
         GLENN R. WOODS
         LAWRENCE BERKELEY NATIONAL LABORATORY

                                    16 of 19

                                    EXHIBIT 1

                          LICENSED (EXCLUSIVE) PATENTS

BERKELEY LAB
CASE NUMBER                             PATENT APPLICATION/ PATENT
[*** Redacted]

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                    17 of 19

                                    EXHIBIT 2

                        LICENSED (FOU EXCLUSIVE) PATENTS

BERKELEY LAB
CASE NUMBER                             PATENT APPLICATION/ PATENT
[*** Redacted]

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.


                                    18 of 19

[*** Redacted]

------------------------
* If Berkeley Lab within [*** Redacted] from the Effective Date has not licensed to any third party the exclusions to the Field of Use for these Berkeley Lab case numbers [*** Redacted] and [*** Redacted] nor provided written notice to Licensee that Berkeley Lab is in the process of doing so, then such cases shall automatically become Licensed (Exclusive) Patents.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

                                    19 of 19